================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-1

                                DIGITAL SOUND
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                      [LOGO OF DIGITAL SOUND CORPORATION]

                                                                 April 16, 1997

To Our Shareholders:

  You are cordially invited to attend the 1997 Annual Meeting of Shareholders of Digital Sound Corporation to be held at the Company's offices at 6307 Carpinteria Avenue, Carpinteria, California 93013 on Friday, May 23, 1997 at 10:00 a.m.

  The matters expected to be acted upon at the meeting are described in the following Notice of Annual Meeting of Shareholders and Proxy Statement.

  It is important that you use this opportunity to take part in the affairs of your Company by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE PRIOR TO THE MEETING. Returning the Proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person.

  We look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ Mark C. Ozur
                                          Mark C. Ozur
                                          President and Chief Executive
                                           Officer

                           DIGITAL SOUND CORPORATION

                            6307 CARPINTERIA AVENUE
                         CARPINTERIA, CALIFORNIA 93013

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Digital Sound Corporation (the "Company") will be held at the Company's offices located at 6307 Carpinteria Avenue, Carpinteria, California 93013, on Friday, May 23, 1997 at 10:00 a.m. for the following purposes:

    1. To elect directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors have been elected and qualified. The Company's nominees for director are John D. Beletic, Bandel
  L. Carano, J. David Hann, Mark C. Ozur and Frederick J. Warren.

    2. To approve an amendment to the Company's 1983 Stock Option Plan to increase the number of shares of the Company's Common Stock available under the Plan from 5,700,000 to 6,500,000 shares.

    3. To approve an amendment to the Company's Employee Stock Purchase Plan to increase the number of shares of the Company's Common Stock available under the Plan from 1,500,000 to 2,000,000 shares.

    4. To ratify the appointment of Ernst & Young as independent public accountants for the Company for the 1997 fiscal year.

    5. To transact any other business as may properly come before the meeting or any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only shareholders of record at the close of business on April 7, 1997 are entitled to notice of and to vote at the meeting and any adjournment thereof.

                                          By Order of the Board of Directors

                                                 B. Robert Suh
                                             Corporate Secretary

Carpinteria, California
April 16, 1997

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                           DIGITAL SOUND CORPORATION

                            6307 CARPINTERIA AVENUE
                         CARPINTERIA, CALIFORNIA 93013

                               ----------------

                                PROXY STATEMENT

                               ----------------

                                APRIL 16, 1997

  The accompanying proxy is solicited on behalf of the Board of Directors of Digital Sound Corporation, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at the Company's principal executive offices located at 6307 Carpinteria Avenue, Carpinteria, California 93013, on May 23, 1997 at 10:00 a.m. (the "Meeting"). Only holders of record of the Company's Common Stock at the close of business on April 7, 1997 will be entitled to vote at the Meeting. At the close of business on that date, the Company had 20,228,915 shares of Common Stock outstanding and entitled to vote. A majority of these shares will constitute a quorum for the transaction of business. This Proxy Statement and the accompanying form of proxy were first mailed to shareholders on or about April 16, 1997. An annual report as required by Rule 14a-3 of the rules of the Securities and Exchange Commission is being mailed to each shareholder along with this Proxy Statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

  Holders of Common Stock are entitled to one vote for each share held as of the above record date. However, under the California Corporations Code, if prior to the commencement of voting one or more shareholders has given notice of his intention to cumulate his votes, then all shareholders will have the right to elect directors by cumulative voting, with each share entitled to a number of votes equal to the number of directors to be elected, which votes may be cast for one candidate or distributed among two or more candidates. If no such notice is given, there will be no cumulative voting, which means a simple majority of the shares voting may elect all of the directors. In the event of cumulative voting, the proxy solicited by the Board of Directors confers discretionary authority on the proxies to cumulate votes so as to elect the maximum number of nominees.

  Under California law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal or proposals) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, under California law, proxies that reflect abstentions as to a particular proposal will be treated as voted for purposes of determining the approval of that proposal and will have the same effect as a vote against that proposal, while proxies that reflect broker non-votes will be treated as unvoted for purposes of determining approval and will not be counted as votes for or against that proposal.

  Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to the Company stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Meeting or by attendance at the Meeting and voting in person.

  The expenses of soliciting proxies to be voted at the Meeting will be paid by the Company. Following the initial mailing of the proxies and other soliciting materials, the Company and/or its agents may also solicit proxies by mail, telephone, facsimile or in person. The Company has retained a proxy solicitation firm, Corporate Investor Communications, Inc. to aid it in the solicitation process and will pay this firm a fee of $3,000 plus expenses. Following the initial mailing of the proxies and other soliciting materials, the Company will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and to request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information, as of February 28, 1997, with respect to the beneficial ownership of the Company's Common Stock by: (i) each shareholder known by the Company to be the beneficial owner of more than five percent of the Company's Common Stock, (ii) each director/nominee, (iii) each of the named executive officers (Ozur, Beckwith, Cox, Eby, Suh) and (iv) all executive officers and directors as a group.

                                          AMOUNT AND NATURE
                                                 OF
                                              BENEFICIAL
                                             OWNERSHIP(1)    PERCENT OF CLASS(2)
                                         ------------------- -------------------
         NAME OF BENEFICIAL OWNER         COMMON   PREFERRED COMMON(2) PREFERRED
         ------------------------        --------- --------- --------- ---------
   Oak Investment Partners V, Limited
    Partnership (3)....................     48,900 2,573,684       *     97.80%
   Oak V Affiliates Fund, Limited
    Partnership (3)....................      1,100    57,895       *      2.20%
   Oak Investment Partners III A
    Limited
    Partnership (3)....................  1,937,857              9.68%
   Bandel L. Carano (4)................  2,047,857 2,631,579   10.23%   100.00%
   Mark C. Ozur (5)....................    325,000              1.60%
   Frederick J. Warren (6).............    220,481                 *
   James C. Eby (7)....................     89,506                 *
   John D. Beletic (8).................     67,750                 *
   J. David Hann (9)...................     65,500                 *
   Keith M. Beckwith (10)..............     56,250                 *
   B. Robert Suh (11)..................     29,079                 *
   Ruth R. Cox (12)....................     25,000                 *
   All executive officers and directors
    as a group (9 persons including
    those named above) (13)............  2,926,423 2,631,579   14.30%   100.00%

--------
*  Less than 1%

 (1) Unless otherwise indicated below, the persons and entities named in the table have sole voting power and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

 (2) For purposes of computing the percent, the number of shares of Common Stock outstanding includes the shares subject to options held by the individuals and the group, as set forth in the notes below.

 (3) Oak Investment Partners V, Limited Partnership ("Oak V") owns 2,573,684 shares of Series A Convertible Preferred Stock, 24,450 shares of Common Stock, an option in the name of Bandel L. Carano for the benefit of Oak V dated May 6, 1996 to purchase 24,450 shares of Common, which is exercisable on, or within 60 days after February 28, 1997, and an option in the name of

    Bandel L. Carano for the benefit of Oak V dated May 24, 1996 to purchase 14,215 shares of Common, which is not exercisable on, or within 60 days after, February 28, 1997. Oak V Affiliates Fund, Limited Partnership ("V Affiliates") owns 57,895 shares of Series A Convertible Preferred Stock, 550 shares of Common Stock, an option in the name of Bandel L. Carano for the benefit of V Affiliates dated May 6, 1996 to purchase 500 shares of Common Stock, which is exercisable on, or within 60 days after, February 28, 1997 and an option in the name of Bandel L. Carano for the benefit of V Affiliates to purchase 320 shares of Common Stock, which is not exercisable on, or within 60 days after, February 28, 1997. Oak Investment Partners III, A Limited Partnership ("Oak III") owns 1,912,857 shares of Common Stock, an option in the name of Bandel L. Carano for the benefit of Oak III dated January 27, 1993 to purchase 25,000 shares of Common Stock, which is exercisable on, or within 60 days after, February 28, 1997, and an option in the name of Bandel L. Carano for the benefit of Oak III dated May 24, 1996 to purchase 10,465 shares of Common Stock, which is not exercisable on, or within 60 days after, February 28, 1997. The address of Oak V. Limited Partnership; Oak V Affiliates Fund, Limited Partnership and Oak Investment Partners III A Limited Partnership is 525 University Avenue, Suite 1300, Palo Alto, CA 94301.

 (4) Represents 60,000 shares held by Mr. Carano and the shares shown as held by Mr. Carano for the benefit of Oak Investment Partners III and the shares held by Oak III, Oak V and V Affiliates as to which Mr. Carano has shared voting and investment power. Mr. Carano disclaims beneficial ownership of any of the shares held by the Oak partnerships. Mr. Carano's business address is 525 University Avenue, Suite 1300, Palo Alto, CA 94301.

 (5) Represents 325,000 shares subject to options exercisable on, or within 60 days after, February 28, 1997.

 (6) Represents 170,481 shares held by Mr. Warren and 50,000 shares subject to options exercisable on, or within 60 days after, February 28, 1997 held by Mr. Warren, Mr. Warren's business address is 11150 Santa Monica Boulevard, Suite 1200, Los Angeles, California 90025.

 (7) Represents 48,156 shares held by Mr. Eby and 41,350 shares subject to options exercisable on, or within 60 days after, February 28, 1997.

 (8) Represents 67,750 shares subject to options exercisable on, or within 60 days after, February 28, 1997. Mr. Beletic's business address is 6688 N. Central Expressway, Suite 900, Dallas, Texas 75206.

 (9) Represents 53,000 shares owned by Mr. Hann and 12,500 shares subject to an option exercisable on, or within 60 days after, February 28, 1997. Mr. Hann's address is 6115 N. Camelback Manor Drive, Scottsdale, AZ 85253.

(10) Represents 56,250 shares subject to an option exercisable on, or within 60 days after, February 28, 1997.

(11) Represents 4,079 shares held by Mr. Suh and 25,000 shares subject to an option exercisable on, or within 60 days after, February 28, 1997.

(12) Represents 25,000 shares subject to an option exercisable on, or within 60 days after, February 28, 1997.

(13) Includes 627,850 shares subject to options exercisable on, or within 60 days after, February 28, 1997, including the options described in Notes 4 through 12 above.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

  At the Meeting, shareholders will elect directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified. The Bylaws of the Company provide that the Company's Board of Directors ("Board") shall comprise five members. Shares represented by the accompanying proxy will be voted for the election of the five nominees recommended by the Board unless the proxy is marked in such a manner as to withhold authority to so vote. If any nominee for any reason is unable or unwilling to serve, the proxies may be voted for such substitute nominee as the proxy holders may determine. All of the nominees named below have consented to being named herein and to serve if elected.

DIRECTORS/NOMINEES

  The names of the nominees and certain information about them are set forth below:

                                                                       DIRECTOR
        NAME OF NOMINEE       AGE        PRINCIPAL OCCUPATION           SINCE
        ---------------       --- ----------------------------------   --------
   John D. Beletic (1)         45 Chairman, President and Chief          1991
                                   Executive Officer, Pagemart
                                   Wireless Inc.
   Bandel L. Carano (1)        35 Private Venture Capitalist             1988
   J. David Hann (1)(2)        65 Consultant                             1990
   Mark C. Ozur                41 President, Chief Executive Officer     1994
                                   of the Company
   Frederick J. Warren (1)(2)  57 Private Venture Capitalist             1983

--------
(1) Member of the Compensation Committee of the Board in 1996. In March 1996, Mr. Beletic was replaced by Mr. Hann as a member of the committee.

(2) Member of the Audit Committee of the Board in 1996.

  Each of the directors listed above were reelected at the Company's Annual Meeting of Shareholders held on May 24, 1996. Each director will serve until the next Annual Meeting of Shareholders and until his successor has been elected and qualified.

  Mr. Beletic has served as a director of the Company since June 1991. Since March 1994, he has served as Chairman, President and Chief Executive Officer of Pagemart Wireless Inc., a national paging services company. From March 1992 to March 1994 he was President of Pagemart Inc. From July 1991 to March 1992, he was a Venture Partner with Morgan Stanley & Co., Inc., an investment banking firm. From July 1986 to July 1991, he was President and Chief Executive Officer of Tigon Corporation, a voice processing services company.

  Mr. Carano has served as a director of the Company since August 1988. Since July 1985, he has been a general partner of various venture capital funds affiliated with Oak Investment Partners, a venture capital firm that is an investor in the Company.

  Mr. Hann has served as a director of the Company since July 1990. He served as Chairman of the Board from September 1990 to December 1994 and for the year ended December 31, 1996. Since July 1995, Mr. Hann has served as an industry consultant. From August 1994 to June 1995, Mr. Hann served as President and Chief Executive Officer of Satloc, Inc., a provider of guidance systems utilizing global positioning systems (GPS). Mr. Hann was a telecommunications industry consultant from March 1990 to July 1994. From September 1987 to February 1990 Mr. Hann was President and Chief Executive Officer of Citicorp's Quotron Systems, Inc., a financial services company. From 1981 to March 1987 he served as President of GTE Telenet and then as Executive Vice President of U.S. Sprint.

  Mr. Ozur has been President and Chief Executive Officer of the Company since January 1995. Mr. Ozur served as Vice President and Chief Technical Officer of the Company from April 1993 to December 1994. From 1990 to 1992 he was Vice President of Precision Visuals, a software development company. From 1978 to 1982 and 1986 to 1990 he was at Digital Equipment Corporation, a computer hardware and software company, developing software. During 1982 he founded Omtool Corporation, a compiler and software publishing company.

  Mr. Warren has served as a director of the Company since May 1983. He is a founding general partner of Brentwood Associates, a venture capital and leveraged buyout investment firm established in 1972. Mr. Warren also serves on the board of directors of Tuboscope Incorporated, an oil field services company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

  The Board met six times during the fiscal year ended December 31, 1996. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served. The Company pays each of its directors who is not an employee of the Company a retainer of $1,000 per quarter and fees of $1,000 per board meeting attended.

  Standing committees of the Board include an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing similar functions.

  Messrs. Hann and Warren were the members of the Audit Committee during 1996. The Audit Committee met once during 1996. The Audit Committee reviews the Company's accounting practices and internal control systems and meetings with the Company's outside auditors concerning the scope and terms of their engagement and the results of their audits.

  Messrs. Beletic, Carano, Hann and Warren were members of the Company's Compensation Committee during 1996. In March 1996, Mr. Beletic was replaced by Mr. Hann as a member of the committee. The Compensation Committee met six times during 1996. The Compensation Committee determines the salaries of executive officers of the Company, reviews and approves executive officer bonus plans and administers the Company's employee stock option plan.

  The Company has an Amended and Restated Stock Option Plan for Independent Directors (the "Directors' Plan") which was first adopted by the Board and approved by the Company's stockholders in January 1990 and was last amended by the shareholders in May 1996. The Directors' Plan covers 500,000 shares of Common Stock and provides for non-qualified stock options to assist the Company in recruiting new directors and providing an incentive for existing directors. The option exercise price is fair market value at the date of option grant and options have a term of ten years. The Director's Plan provides for an automatic one-time grant of an option to purchase 25,000 shares at the time of a director's first appointment or election to the Board of Directors, or re-election on May 24, 1996 if he was then a director, such option to become exercisable on the fourth anniversary of the grant date, unless such vesting is accelerated based on the fair market value of the shares of the Company's Common Stock having achieved certain target prices. In addition, whenever an independent director purchases shares of the Company's Common Stock in the open market, such director is automatically granted an option to purchase a like number of shares, such option to become exercisable in full six months after the date of grant, provided that for each independent director the number of shares covered by such options or options in the aggregate shall not exceed 25,000 shares.

  In March 1996, Mr. Beletic agreed to provide consulting services to the Company concerning opportunities and activities in the paging markets. As compensation for such services, Mr. Beletic was awarded an option to purchase 24,000 shares of Common Stock at an exercise price of $1.375, the closing price of the Company's stock on the date of grant. The terms of the option provided for vesting at the rate of 25% per calendar quarter, to reflect the period over which such consulting services were to be provided.

                            EXECUTIVE COMPENSATION

  The following tables set forth information relating to the Chief Executive Officer of the Company and the next four most highly compensated executive officers for the fiscal year ended December 31, 1996.

                          SUMMARY COMPENSATION TABLE

                                                                 LONG-TERM COMPENSATION
                                                             -------------------------------
                                    ANNUAL COMPENSATION              AWARDS          PAYOUTS
                               ----------------------------- ----------------------- -------
                                                                         SECURITIES
                                                  OTHER(B)   RESTRICTED  UNDERLYING           ALL OTHER
   NAME AND PRINCIPAL           SALARY   BONUS     ANNUAL      STOCK    OPTIONS/SARS  LTIP   COMPENSATION
        POSITION          YEAR  ($)(A)  ($)(A)  COMPENSATION   AWARDS       (#)      PAYOUTS    ($)(C)
   ------------------     ---- -------- ------- ------------ ---------- ------------ ------- ------------
Mark C. Ozur............  1996 $230,748 $60,000   $15,370       --         77,000       --       $370
 President and CEO        1995  218,333   7,700    54,238       --          2,500       --        224
                          1994  161,394  60,842    51,400       --        250,000       --        172
Keith M. Beckwith.......  1996  152,726     --        --        --         51,000       --        210
 Vice President, Sales    1995  141,169   4,900       --        --          2,500       --        196
                          1994  109,627 128,934       --        --         75,000       --        119
Ruth R. Cox.............  1996  128,519  15,000    35,328       --        154,000       --        192
 Vice President,
 Marketing
James C. Eby............  1996  124,811     --     12,432       --         42,000       --        432
 Vice President, Chief    1995  118,816   4,165    12,000       --          2,500       --        240
 Quality and Operations   1994  114,425  47,747       --        --         14,350       --        226
 Officer
B. Robert Suh...........  1996  163,001  59,000    40,131       --         54,000       --        149
 Vice President, Finance  1995   18,598  25,000    15,241       --        100,000       --         25
 CFO

--------
(A) Listed amounts include cash compensation earned and received by executive officers as well as amounts earned and to be paid in subsequent periods.
(B) For 1996, Mr. Ozur received a car allowance of $15,000. For 1995, Mr. Ozur received relocation assistance of $39,363 and a car allowance of $14,875. For 1994, Mr. Ozur received relocation assistance of $39,400 and a car allowance of $12,000. For 1996, Mr. Suh received relocation assistance of $27,982 and a car allowance of $12,000. For 1995, Mr. Suh received relocation assistance of $13,847 and a car allowance of $1,369. For 1996, Ms. Cox received relocation assistance of $25,674 and a car allowance of $9,462. For 1996, Mr. Eby received a car allowance of $12,000. For 1995, Mr. Eby received a car allowance of $12,000. In 1994, Mr. Eby received a car allowance of $12,000. In each year, while the other named executive officers received certain perquisites, such perquisites and personal benefits were less than the lesser of $50,000 or 10% of annual salary and bonus reported for each such executive officer.

(C) Amounts listed represent the excess value of term life insurance.

                               OPTION/SAR TABLE

                    OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                           POTENTIAL
                                                                       REALIZABLE VALUE
                                       INDIVIDUAL GRANTS                  AT ASSUMED
                         ---------------------------------------------  ANNUAL RATES OF
                          NUMBER OF    % OF TOTAL                         STOCK PRICE
                          SECURITIES  OPTIONS/SARS                     APPRECIATION FOR
                          UNDERLYING   GRANTED TO  EXERCISE             OPTION TERM(C)
                         OPTIONS/SARS EMPLOYEES IN OR BASE  EXPIRATION -----------------
          NAME            GRANTED(A)  FISCAL YEAR  PRICE(B)    DATE     5%($)    10%($)
          ----           ------------ ------------ -------- ---------- -------- --------
Mark C. Ozur............    77,000        6.11%     1.375    2/08/01     29,251   64,638
Keith M. Beckwith.......    51,000        4.05%     1.375    2/08/01     19,374   42,812
Ruth R. Cox.............   100,000        7.93%     1.344    2/28/01     37,127   82,040
                            54,000        4.28%     1.375    4/25/01     20,514   45,330
James C. Eby............    42,000        3.33%     1.375    2/08/01     15,955   32,257
B. Robert Suh...........    54,000        4.28%     1.375    2/08/01     20,514   45,330

--------
(A) Mr. Ozur's, Mr. Eby's, Mr. Suh's, and Mr. Beckwith's options become exercisable in full on the fourth anniversary date of the option grant, subject to accelerated vesting in the event certain milestones are achieved. See "Report of Compensation Committee--1983 Stock Option Plan". Ms. Cox's options become exercisable in annual installments of 25% commencing on the first anniversary of the grant date of 2/4/97.

(B) The exercise price is the closing price of the Company's Common Stock on the date of the option grant.

(C) The potential realizable value is calculated from the exercise price per share, assuming the market price of the Company's Common Stock appreciates in value at the stated percentage rate from the date of the option grant to the expiration date. Actual realizable values, if any, are dependent on the future market price of the Common Stock.

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
                                    VALUES

                                             NUMBER OF SECURITIES
                          SHARES            UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                         ACQUIRED           OPTIONS/SARS AT FY-END   IN-THE-MONEY OPTIONS/SARS
                            ON     VALUE            (#)(B)              AT FY-END ($)(A)(B)
                         EXERCISE REALIZED ------------------------- -------------------------
          NAME              #       $(A)   EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           -------- -------- ----------- ------------- ----------- -------------
Mark C. Ozur............     0        0      262,500      242,000      $41,406      $55,438
Keith M. Beckwith.......     0        0       56,250       93,500        7,500       24,438
Ruth R. Cox.............     0        0            0      154,000            0       60,875
James C. Eby............     0        0       41,350       58,850        3,588       15,750
B. Robert Suh...........     0        0       25,000      129,000        3,125       29,625

--------
(A) Market price of underlying Common Stock on date of exercise or fiscal year-end, minus the option exercise price. The market price per share at December 31, 1996 was $1.75.
(B) Number of shares includes all shares subject to option; option value calculation includes only those options for which the exercise price per share was below the market price per share at December 31, 1996.

                       REPORT OF COMPENSATION COMMITTEE

  The Compensation Committee of the Board of Directors (the "Committee") has furnished the following report on executive compensation.

OVERALL POLICY

  The Committee consists entirely of independent, outside directors and is responsible for formulating and implementing corporate policy with respect to executive compensation. Each year the Committee reassesses the Company's executive compensation program. The Committee's annual review process involves determining the base salaries of executive officers, reviewing and approving executive officer performance bonus plans and bonus criteria, reviewing the Company's stock option and stock purchase plans and administering the Company's employee stock option plan.

  In formulating a comprehensive executive compensation package for 1996, the Committee's objectives were twofold. First, the Committee sought to retain the Company's talented and entrepreneurial management. To this end, the Committee set executive officer base salaries at competitive levels. Second, the Committee sought to motivate executive officers to perform to the full extent of their abilities. Accordingly, the Committee created significant bonus compensation opportunities intended to correlate executive compensation with the Company's achievement of certain revenue goals. If the Company had achieved all revenue goals set for 1996, approximately 50% of each executive officer's total cash compensation would have consisted of bonus compensation.

  The Company's 1996 executive compensation program comprised base salary, bonuses and stock options. The policies underlying each component of the compensation program are described more fully below. Although the components of executive officer compensation are determined separately, the Committee considers the entire compensation (earned or potentially earned) of each executive officer in setting each component. Pursuant to Section 162(m) of the Internal Revenue Code, in certain circumstances compensation paid to a named executive officer in excess of $1 million may not be deducted as an expense by the Company. Because the compensation of the Company's executive officers historically has been well below this level, the Committee has not given consideration to the potential application of Section 162(m) in setting compensation policy.

BASE SALARY

  The Committee compensation philosophy is to attract, retain and motivate highly talented and entrepreneurial members of the management team. Candidates are typically sought from a broad range of high tech industries including software, computers and computer equipment, electronics, data and telecommunications as well as the Company's own peer group in the voice information processing industry. In keeping with this philosophy, executive base salaries are set to be competitive with similarly sized companies in comparable industries. The Company participated in a survey of executive compensation conducted by Radford Associates, the leading provider of compensation and benefits surveys for 1995 to the technology industries. The survey included approximately 92 high technology companies which have annual revenues ranging from $10 million up to $100 million. The Radford Associates executive compensation data provided a range of executive officer base salaries and the midpoint salaries for various executive officer positions. The Committee then set the range of the Company's 1996 base salaries to reflect the level of competitiveness that the Company desired to maintain in the marketplace.

  Once a range of base salaries has been established, the Committee determines each executive's salary by examining such factors as individual and Company performance, the Chief Executive Officer's recommendations and any new responsibilities the executive may have assumed. In keeping with the Company's commitment to incentive compensation, the Committee typically sets executive officer base salaries slightly below the midpoint of the range of base salaries paid by similarly sized companies to comparable officers. The 1996 base salaries set for the Company's executive officers ranged from 85% to 105% of the midpoint of the range of 1995 base salaries for comparable positions in the Radford Survey for companies with sales between $40 million and $90 million.

  The Committee increased executive officer base salaries by an average of 5.0% for 1996 to remain competitive with the market.

  Mr. Ozur has an employment agreement with the Company that provides in the event of a change in control of the Company which results in the termination of his employment, or in the event of a loss of corporate officer status for reasons other than cause, he will continue to receive his base salary and group health benefits for a period of one year, provided he agrees not to join any of a list of competitors provided by the Company.

BONUS PLAN

  The executive officers, including the Chief Executive Officer, participated in a Company bonus plan, the 1996 Executive Officer Bonus Plan (the "Plan"), which provided for cash bonuses and option grants.

 Cash Bonuses

  The cash portion of the Plan provided for a cash bonus of 10% of base salary at attainment of 100% of the Company's annual revenue target. The Plan provided for a maximum annual cash bonus potential of 50% of base salary contingent on exceeding the annual revenue target by 50%. If revenue exceeded the annual revenue target, but was less than 150% of the annual revenue target, the percentage payout would be linearly prorated. There was to be no cash bonus if the annual revenue target was not met. Although the annual revenue target was not met and no bonuses were paid to the executive officers pursuant to the plan, Messrs. Ozur and Suh received a special one-time bonus in amounts intended to compensate in part or in full for certain adverse tax consequences upon their relocation to the Santa Barbara area. Additionally, Mr. Suh and Ms. Cox received sign-on bonuses in the amount of $45,000 and $15,000, respectively.

 Option Grants

  The Company's 1983 Stock Option Plan (the "1983 Plan") was adopted by the Board of Directors and the shareholders of the Company in October of that year and has been amended from time to time since then. The objectives of the 1983 Plan are to provide executive officers and other key employees an opportunity to acquire equity in the Company, to compensate them and to serve as a retention and motivation vehicle. All options are granted at the current market price of the underlying Common Stock. Because the value of an option bears a direct relationship to the Company's stock price, it is an effective incentive for executive officers to create value for shareholders. The Committee therefore views stock options as an important component of its performance-based compensation policy.

  The Company's practice under the 1983 Plan has been to make an initial option grant when an executive officer is hired with vesting at 25% per annum over a period of four years and a five-year term. Upon completion of the second year of employment, and annually thereafter, additional stock options may be granted to the executive officer based upon individual and Company performance.

  In 1996, the option portion of the Plan provided for stock options to be issued to executive officers based on a formula of one share subject to option per every $3.00 of base salary, rounded to the nearest 1,000 shares. The stock options were subject to four-year "cliff" vesting (that is, no part of the option could be exercised for four years, at which time the entire option would become exercisable). Early vesting, however, was provided for based on the attainment of specific corporate objectives.

There are five corporate objectives of equal weight and early vesting is prorated at 20% for attainment of each corporate objective. None of the designated corporate objectives were met in 1996. Under this program, on February 9, 1996, Mr. Ozur received a five-year option to purchase 77,000 shares of Company Common Stock.

                                          COMPENSATION COMMITTEE

                                          J. David Hann
                                          Bandel L. Carano
                                          Frederick J. Warren

                            STOCK PERFORMANCE GRAPH

    The following graph compares the Company's cumulative shareholder return on its Common Stock (no dividends have been paid thereon) covering the five years from December 31, 1991 to December 31, 1996 with the return on common stocks included in the CRSP Index for the NASDAQ Stock Market (US Companies) and a Peer Group of corporations selected by the Company (the "Peer Group").

                    COMPARISON OF CUMULATIVE TOTAL RETURNS

                    DECEMBER 31, 1991 TO DECEMBER 31, 1996

                       [PERFORMANCE GRAPH APPEARS HERE]

               CRSP TOTAL RETURNS
     SYMBOL        INDEX FOR          12/31/91 12/31/92 12/31/93 12/30/94 12/29/95 12/31/96
     ------ -----------------------   -------- -------- -------- -------- -------- --------
            Digital Sound
     [_]    Corporation                100.0     65.7     34.3     57.1     34.3     40.0
            Nasdaq Stock Market (US
      .     Companies)                 100.0    116.4    133.6    130.6    184.7    227.2
            Self-Determined Peer
 (triangle) Group                      100.0    144.3    221.8    229.1    386.6    346.0

    COMPANIES IN THE SELF-DETERMINED PEER GROUP

         Boston Technology Inc.    Brite Voice Systems        Centigram Communications Corp.
         Comverse Technology Inc.  Digital Sound Corp.        Glenayre Technologies Inc.
         Intervoice Inc.           Octel Communications Corp. Perception Technology Corp.
         Syntellect Inc.

    NOTES:
    A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
    C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
    D. The index level for all series was set to $100.00 on 12/31/91.

            PROPOSAL NO. 2--AMENDMENT TO THE 1983 STOCK OPTION PLAN

PROPOSED AMENDMENT

  At the Meeting shareholders will be asked to approve an amendment to the 1983 Stock Option Plan to increase the number of shares authorized for issuance thereunder from 5,700,000 to 6,500,000 shares. The Board approved this amendment on April 4, 1997.

  The Board of Directors believes that the amendment is in the best interest of the Company as the 1983 Plan plays an important role in the Company's efforts to attract and retain employees.

  The following is a summary of the principal provisions of the 1983 Plan and the proposed amendment thereto. Tax information related to the 1983 Plan follows this summary.

ADMINISTRATION

  The 1983 Plan is currently administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee is authorized to determine the individuals to whom options should be granted, to determine the number of shares to be subject to such options, to designate whether an option should be an incentive stock option ("ISO") or a non-qualified stock option ("NSO") and to establish the terms and conditions of such options consistent with the 1983 Plan. The Committee is also authorized to adopt, amend and rescind rules relating to the administration of the 1983 Plan and to interpret the terms of options. The costs of administering the 1983 Plan are paid by the Company.

ELIGIBILITY

  The 1983 Plan provides that options may be granted to employees, including officers and directors who are employees of the Company, as the Committee may determine. Options may also be granted to others who serve as independent contractors, consultants or advisors rendering services to the Company. An optionee may hold more than one option, but only on the terms and subject to the restrictions set forth in the 1983 Plan. As of February 28, 1997, approximately 145 people were eligible to receive options under the 1983 Plan.

  The 1983 Plan does not provide for a maximum or minimum number of option shares that could be granted to any one optionee, although for options granted after December 31, 1986, there is a limit on the aggregate market value of shares subject to options receiving incentive stock option treatment that are exercisable for the first time in any one calendar year.

STOCK

  The shares issuable upon exercise of the options are shares of the Company's authorized but unissued Common Stock. The aggregate number of shares that may be issued upon exercise of options granted or to be granted under the 1983 Plan, after giving effect to the proposed amendment, is 6,500,000 shares of Common Stock. As of February 28, 1997, options covering a total of 5,313,684 shares have been issued under the 1983 Plan, and 2,738,075 shares have been issued upon option exercises. Accordingly, the remaining number of shares that may be issued under options to be granted under the 1983 Plan (assuming approval of the amendment) is 1,186,316 shares of Common Stock. In the event that any outstanding option under the 1983 Plan for any reason expires or becomes unexercisable in whole or in part, the shares of Common Stock allocable to the unexercised portion of such option may again be subject to an option under the 1983 Plan.

TERMS OF OPTIONS

  The Committee determines for each option whether the option is to be an ISO or a NSO. See "Federal Income Tax Consequences" below. Each option is evidenced by a grant agreement in such form as the Committee approves and is generally subject to the following terms and conditions:

  . Number of Shares. Each option states the number of shares to which it pertains.

  . Option Price. Each option states the option price, which in the case of ISO's may not be less than 100% of the fair market value of the shares of Common Stock on the date of the grant. The Committee currently determines such fair market value based upon the closing price of the Common Stock on the date of the grant, as quoted on the NASDAQ National Market System. The option price for NSOs may be less than 100% of the fair market value of the Common Stock.

  . Vesting. Options granted when an employee is hired generally vest and become exercisable 25% after one year from the date of grant and thereafter ratably over a four-year period from the date of grant and have a five-year term. The Committee also grants options that vest after four years, but which may vest earlier if specified performance criteria are met. The Committee may grant options with other vesting schedules or terms in the future.

  . Exercise and Medium of Payment. An option is exercised by giving written notice of exercise to the Company, specifying the number of shares of Common Stock to be purchased and, except as noted below, tendering payment to the Company of the purchase price. The option price is typically payable by cash or by check, but the Committee may authorize the Company to accept (i) the promissory note of the optionee; (ii) shares of fully paid Common Stock (including shares issuable upon exercise of the option); or (iii) such other consideration as determined by the Committee and as permitted by law. The option price may not be paid in shares of the Company's Common Stock, however, if the exercise date is during the period (the "Blackout Period") beginning on and including the first calendar day of the last month of any fiscal quarter of the Company and ending on and including the second business day following the date of the release to the public of the quarterly (or annual) summary statement of the sales and earnings of the Company related to such fiscal quarter (or the year ending with such fiscal quarter), unless expressly authorized by the Board.

  . Termination of Employment. If an optionee ceases to be employed by the Company for any reason other than death, options must be exercised not later than three months after such termination and may be exercised only to the extent the options were exercisable on the date of termination. A longer exercise period and additional vesting may apply in the case of death.

  . Non-transferability of Option. An option generally may not be sold, pledged, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee, only by the optionee.

  . Adjustment Upon Changes in Capitalization. The number of shares subject to any option, and the number of shares issuable under the 1983 Plan, are subject to adjustment in the event of a recapitalization of the Company's Common Stock. In the event of a dissolution or liquidation of the Company, or in the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the options shall become immediately exercisable unless the options are assumed by the successor company, including options that would not otherwise then be exercisable. Where such options are assumed, unvested options will become vested and exercisable in part in accordance with a formula and in part ratably over an 18-month period or such shorter period as provided in their original grant. Accelerated vesting does not occur in the event of a merger with a wholly-owned subsidiary of the Company or a merger otherwise not resulting in any substantial change in the Company's shareholders.

  . Rights as Shareholder. An optionee has no rights as a shareholder with respect to any shares covered by such option until the option has been validly exercised.

AMENDMENT OF THE 1983 PLAN

  The Committee may amend or terminate the 1983 Plan from time to time without approval of the shareholders, provided, however, that shareholder approval is required for any amendment that increases the number of shares subject to the 1983 Plan (other than in connection with an adjustment upon a change in capitalization) or makes any change in the designation of the class of persons eligible to be granted options. However, no action by the Committee or shareholders may affect any option previously granted under the 1983 Plan without the written consent of the optionee.

FEDERAL INCOME TAX CONSEQUENCES

  The Federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality.

  Non-Qualified Stock Options. For Federal income tax purposes, the recipient of NSOs granted under the 1983 Plan will not realize taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of NSOs the optionee will realize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise. The Company will be required to withhold taxes on the ordinary income realized by an optionee upon exercise of NSOs in order to be entitled to the tax deduction. An optionee's basis for the stock for purposes of determining his gain or loss on his subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the NSO.

  Incentive Stock Options. There is no taxable income to an employee when an ISO is granted to him or when that option is exercised; however, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an "item of tax preference" for the optionee. Gain realized by an optionee upon sale of stock issued on exercise of an ISO is taxable as long-term capital gain, and no tax deduction is available to the Company, unless the optionee disposes of the shares within two years after the date of grant of the option or within one year of the date the shares were transferred to the optionee. In such event the difference between the option exercise price and the fair market value of the shares on the date of the option's exercise will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent the employee must recognize ordinary income.

  Gain realized by an optionee upon sale of stock issued on exercise of an ISO is taxable as long-term capital gain and no tax deduction is available to the Company, unless the optionee disposes of the shares within two years after the date of grant of the option or within one year of the date the shares were transferred to the optionee. In such event the difference between the option exercise price and the fair market value of the shares on the date of the option's exercise will be taxed at ordinary income rates and, subject to the limits of Section 162(m) of the Code, the Company will be entitled to a deduction to the extent the employee must recognize ordinary income.

  The tax consequences resulting from the exercise of an ISO through delivery of already-owned shares of the Common Stock are not entirely certain. In published rulings and proposed regulations, the Internal Revenue Service has taken the position that generally the employee will recognize no income upon such stock-for-stock exercise (subject to the discussion above), and that, to the extent an equivalent number of shares of the Common Stock is acquired, the optionee's basis in the shares of the Common Stock acquired upon such exercise is equal to the optionee's basis in the surrendered shares increased by any compensation income recognized by the optionee and that the optionee's basis in any additional shares of the Common Stock acquired upon such exercise is zero.

ERISA INFORMATION

  The Company believes that the 1983 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

VOTE REQUIRED

  The approval of the amendment to the 1983 Plan, which increases the authorized shares thereunder from 5,700,000 to 6,500,000 requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE AMENDMENT TO THE 1983 PLAN.

         PROPOSAL NO. 3--AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

PROPOSED AMENDMENT

  At the Meeting shareholders will be asked to approve an amendment to the Stock Purchase Plan to increase the number of shares authorized for issuance thereunder from 1,500,000 to 2,000,000 shares. The Board approved this amendment on April 4, 1997.

  Description. The Employee Stock Purchase Plan (the "Stock Purchase Plan") was first adopted by the Board and approved by the shareholders in January 1990. The Stock Purchase Plan qualifies as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986 (the "Code"). At December 31, 1996 approximately 66 employees were participating in the Stock Purchase Plan. In April 1997 the Board approved an additional increase of authorized shares from 1,500,000 to 2,000,000, subject to the approval of the shareholders at the Meeting.

  As of February 28, 1997, of the 1,500,000 shares reserved for issuance under the Stock Purchase Plan (without giving effect to the April 4, 1997 amendment), 1,342,911 shares had been issued and 157,089 shares were available for future issuance. The Board believes that it is in the best interests of the Company to provide employees with an opportunity to purchase Common Stock of the Company through payroll deductions. Management estimates that the number of shares now available for issuance under the Stock Purchase Plan will be insufficient to allow employees to purchase Common Stock of the Company in the amounts they otherwise would be permitted to purchase under the Stock Purchase Plan at the April 30, 1997 Plan period end. With the approval of the amendment described above, stock availability for employee purchase should be adequate through April 1998.

PURPOSE

  The purpose of the Stock Purchase Plan is to provide employees of the Company with a convenient means of acquiring equity in the Company through payroll deductions and to provide an incentive for continued employment.

ADMINISTRATION

  The Stock Purchase Plan is currently administered by the Board, but may be administered by the Compensation Committee. The interpretation or construction by the Board of any provision of the Stock Purchase Plan or of any award granted under it is final and binding on all participating employees.

ELIGIBILITY

  All employees of the Company, or any parent or subsidiary thereof, are eligible to participate in the Stock Purchase Plan except the following:

    (1) employees who are not employed by the Company, or any parent or subsidiary of the Company, on the fifteenth (15th) day of the month before the beginning of an Offering Period (as defined below);

    (2) employees who are customarily employed for less than twenty (20) hours per week;

    (3) employees who are customarily employed for less than five (5) months in a calendar year; and

    (4) employees who own or hold options to purchase or who, as a result of participation in the Stock Purchase Plan, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company pursuant to Section 424(d) of the Code.

PARTICIPATION

  Each offering of Common Stock under the Stock Purchase Plan is for a period of one year. Offering Periods will commence on the first day of May and November of each year. The first day of each Offering Period is the "Offering Date" for such Offering Period. An employee cannot participate simultaneously in more than one Offering Period. Each Offering Period consists of two Purchase Periods commencing on the first day of May and November.

  Employees may participate in the Stock Purchase Plan during each pay period through payroll deductions. An employee sets the rate of such payroll deductions, which may not be less than two percent (2%) nor more than ten percent (10%) of the employee's base salary or wages, bonuses, overtime, shift premiums and commissions, plus draws against commissions, unreduced by the amount by which the employee's salary is reduced pursuant to Sections 125 or 401(k) of the Code. Eligible employees may elect to participate in any Offering Period by enrolling as provided under the terms of the Stock Purchase Plan. Once enrolled, a participating employee will automatically participate in each succeeding Offering Period unless such employee withdraws from the Offering Period or the Stock Purchase Plan. After the rate of payroll deductions for an Offering Period has been set by an employee, that rate continues to be effective for the remainder of the Offering Period (and for all subsequent Offering Periods in which the employee is automatically enrolled) unless otherwise changed by the employee. The employee may increase or lower the rate of payroll deductions for any upcoming Offering Period, but may only lower the rate of payroll deductions during the current Offering Period. Not more than one change may be made effective during any one Offering Period.

  No employee will be able to purchase more than (1) 200% of the number of shares determined by using 85% of the fair market value of a share of the Company's Common Stock on the Offering Date or (2) the maximum number of shares set by the Board. In addition, no employee will be able to purchase shares at a rate which exceeds $25,000 in fair market value (determined on the Offering Date) for each calendar year.

PURCHASE PRICE

  The purchase price of shares which may be acquired in any Offering Period under the Stock Purchase Plan will be set by the Board, provided, however, that the purchase price shall not be less than 85% of the lesser of (a) the fair market value of the shares on the Offering Date, or (b) the fair market value of the shares on the last day of the Offering Period. The fair market value of the Common Stock on a given date is the closing sales price of the Common Stock on the immediately preceding business day as quoted on the NASDAQ National Market System.

PURCHASE OF STOCK; EXERCISE OF OPTION

  The number of whole shares an employee will be able to purchase in any Offering Period will be determined by dividing the total amount of payroll deductions withheld from the employee during the Offering Period pursuant to the Stock Purchase Plan by the price per share determined as described above. The purchase shall take place automatically on the last day of the Offering Period. On April 4, 1997, the Board of Directors adopted an amendment to the Stock Purchase Plan (which amendment does not require shareholder approval and is not being submitted to the shareholders for approval) pursuant to which the shares obtained by an employee under the Stock Purchase Plan will be subject to a prohibition on transfer for a one-year period after purchase, and will be transferable during such period only on such employee's death.

WITHDRAWAL

  An employee may withdraw from any Offering Period or from the Stock Purchase Plan at any time at least 15 days prior to the end of an Offering Period. No further payroll deductions for the purchase of shares will be made for the succeeding Offering Period unless the employee enrolls in the new Offering Period in the same manner as for initial participation in the Stock Purchase Plan.

TERMINATION OF EMPLOYMENT

  Termination of an employee's employment for any reason, including retirement or death, immediately cancels his or her participation in the Stock Purchase Plan. In such event, the payroll deductions credited to the employee's account will be returned to such employee or, in case of death, to the employee's legal representative.

ADJUSTMENT UPON CHANGES IN CAPITALIZATION

  The number of shares subject to any option and the number of shares issuable under the Stock Purchase Plan, are subject to adjustment in the event of a recapitalization of the Company's Common Stock. In the event of a proposed dissolution or liquidation of the Company, the Offering Period will terminate and the Board may, in its sole discretion, give participants the right to purchase shares that would not otherwise be purchasable until the last day of the Offering Period.

FEDERAL INCOME TAX INFORMATION

  The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

  THE FOLLOWING IS A GENERAL SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND PARTICIPATING EMPLOYEE ASSOCIATED WITH THE PURCHASE OF SHARES. THE FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPATING EMPLOYEE WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPATING EMPLOYEE HAS BEEN AND IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE STOCK PURCHASE PLAN.

  Tax Treatment of the Employee. Participating employees will not recognize income for federal income tax purposes either upon enrollment in the Stock Purchase Plan or upon the purchase of shares. All tax consequences are deferred until a participating employee sells the shares, disposes of the shares by gift or dies.

  If shares are held for more than one year after the date of purchase and more than two years from the beginning of the applicable Offering Period, or if the employee dies while owning the shares, the employee realizes ordinary income on a sale (or a disposition by way of gift or upon death) to the extent of the lesser of: (i) 15% of the fair market value of the shares at the beginning of the Offering

Period; or (ii) the actual gain (the amount by which the market value of the shares on the date of sale, gift or death, exceeds the purchase price). All additional gain upon the sale of shares is treated as long-term capital gain. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income, and the employee has a long-term capital loss for the difference between the sale price and the purchase price.

  If the shares are sold, or are otherwise disposed of, including by way of gift (but not dispositions upon death), within either the one-year or the two-year holding periods described above (in any case a "disqualifying disposition"), the employee would realize ordinary income at the time of sale or other disposition taxable to the extent that the fair market value of the shares at the date of purchase was greater than the purchase price. This excess will constitute ordinary income in the year of the sale or other disposition, even if no gain is realized on the sale or if a transfer by gift is made. The difference, if any, between the amount realized and the fair market value of the shares at the date of purchase is a capital gain or loss. Capital gains continue to be offset by capital losses and, generally up to $3,000 of capital losses may be used annually against ordinary income.

  Tax Treatment of the Company. The Company will be entitled to a deduction in connection with the disposition of shares acquired under the Stock Purchase Plan only to the extent that the employee recognizes ordinary income on a disqualifying disposition of the shares. Such deduction is subject to the limits of Section 162(m) of the Code. The Company will treat any transfer of record ownership of shares, including a transfer to a broker or nominee or into "street name", as a disposition, unless it is notified to the contrary. On April 4, 1997, the Board of Directors adopted an amendment to the Stock Purchase Plan (which amendment does not require shareholder approval and is not being submitted to the shareholders for approval) pursuant to which the shares obtained by an employee under the Stock Purchase Plan will be subject to a prohibition on transfer for a one-year period after purchase, and will be transferable during such period only on such employee's death.

ERISA INFORMATION

  The Company believes that the Stock Purchase Plan is not subject to any of the provisions of ERISA.

VOTE REQUIRED

  The approval of the amendment to the Stock Purchase Plan, which increases the authorized shares thereunder from 1,500,000 to 2,000,000, requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Meeting.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE IN FAVOR OF THE AMENDMENT TO THE STOCK PURCHASE PLAN.

                PROPOSAL NO. 4--RATIFICATION OF APPOINTMENT OF
                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Company has engaged Ernst & Young LLP as its independent accountants performing the audit of the Company's financial statements for the 1997 fiscal year, and the shareholders are asked to ratify such appointment. Ernst & Young LLP (or its predecessor Arthur Young & Company) has audited the Company's financial statements for the fiscal years 1986 through 1996. Representatives of Ernst & Young LLP will be present at the Meeting, will be given an opportunity to make a statement at the Meeting if they desire to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

                         COMPLIANCE WITH SECTION 16(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the 1934 Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities ("Insiders"), to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Insiders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

  To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, all such Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 1996.

                             SHAREHOLDER PROPOSALS

  Shareholder proposals for inclusion in the Company's Proxy Statement and form of proxy relating to the Company's 1998 Annual Meeting must be received by the Company at its principal executive offices no later than December 17, 1997.

                                OTHER BUSINESS

  The Board does not presently intend to bring any other business before the Meeting and, so far as is known to the Board of Directors, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in the respect thereof in accordance with the judgment of the persons voting such proxies.

                                          By Order of the Board of Directors

                                                B. Robert Suh
                                             Corporate Secretary

ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                           DIGITAL SOUND CORPORATION

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 23, 1997

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

  The undersigned hereby appoints Mark C. Ozur and B. Robert Suh, or either of them, each with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Digital Sound Corporation (the "Company") to be held at the Company's principal executive offices located at 6307 Carpinteria Ave., Carpinteria, California 93013 on May 23, 1997, at
10:00 a.m., and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR ELECTION AND FOR PROPOSALS 2, 3 AND 4.

  THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE. IN THE ABSENCE OF DIRECTIONS, THIS PROXY WILL BE VOTED FOR THE COMPANY'S NOMINEES FOR ELECTION AND FOR PROPOSALS 2, 3 AND 4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.


1. ELECTION OF DIRECTORS. Nominees: John D. Beletic, Bandel L. Carano, J. David Hann, Mark C. Ozur and Frederick J. Warren.

                         [_] FOR[_] WITHHOLD AUTHORITY

  Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below:
 ------------------------------------------------------------------------------

2. AMENDMENT TO THE 1983 STOCK OPTION PLAN         [_] FOR[_] AGAINST[_] ABSTAIN

3. AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN   [_] FOR[_] AGAINST[_] ABSTAIN

4. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S
   INDEPENDENT PUBLIC ACCOUNTANTS
                                                   [_] FOR[_] AGAINST[_] ABSTAIN

                                   Dated
                                         ---------------------------------------

                                   Signature(s)
                                               ---------------------------------

                                               ---------------------------------
                                   Please sign exactly as your name(s) appears on your stock certificate. If shares of stock are held of record in the names of two or more persons or in the name of husband or wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or a vice president and the secretary or assistant secretary. Executors or administrators or other fiduciaries who execute the above proxy for a deceased shareholder should give their full title. Please date the proxy.

 NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.